UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2008

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street
New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.              Entry into a Material Definitive Agreement.

On January 29, 2008, GFI Group Inc. (the “Company”) and certain of its subsidiaries, entered into a Third Amendment to its Credit Agreement, dated as of February 24, 2006, as amended (the “Credit Agreement”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 28, 2006.  The third amendment (the “Third Amendment”) increases the Aggregate Revolving Commitments (as defined in the Credit Agreement) by $105 million to $265 million, effective as of January 29, 2008.  The Third Amendment also modified certain definitions and covenants, including financial covenants.

In addition, under the Third Amendment, the Lenders (as defined in the Third Amendment) have approved the issuance by the Company of senior secured notes, described below, in an aggregate principal amount of up to $150 million.  The Third Amendment provides generally for such notes to rank pari passu with the commitments under the Credit Agreement, as amended, in relation to the security provided thereunder.

A copy of the Third Amendment is attached as Exhibit 10.19 hereto and incorporated herein by reference.

On January 30, 2008 the Company entered into a Note Purchase Agreement (the “2008 Note Purchase Agreement”) with certain institutional investors (the “Purchasers”).  Pursuant to the 2008 Note Purchase Agreement, on January 30, 2008, the Company issued $60 million of its 7.17% senior notes due January 30, 2013 (the “Notes”) to the Purchasers.  The following is a summary of the material terms and conditions of the 2008 Note Purchase Agreement.  The Company’s obligations under the Notes are secured by the grant of a security interest in substantially all tangible and intangible assets of the Company and certain subsidiaries pursuant to a Domestic Security Agreement among the Company, certain subsidiaries of the Company (the “Subsidiary Guarantors”) and Bank of America, N.A., as collateral agent, dated as of January 30, 2008 (the “Security Agreement”) and all shares of certain of the Company’s subsidiaries pursuant to a Domestic Pledge Agreement among the Company, certain subsidiaries of the Company (the “Pledgors”) and Bank of America, N.A., as collateral agent, dated as of January 30, 2008 (the “Pledge Agreement”).

The Company will pay interest on the outstanding balance of the Notes at the rate of 7.17% per annum, payable semi-annually on January 30 and July 30, commencing July 30, 2008, until the principal on the Notes shall have become due and payable.  The Company may, at its option, upon notice, prepay at any time all or part of the Notes in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding by paying the principal amount, together with interest accrued, plus a Make-Whole Amount (as defined in the 2008 Note Purchase Agreement).  In the event of a Change of Control Prepayment Event (as defined in the 2008 Note Purchase Agreement), the Company shall give written notice and offer to prepay the entire unpaid principal amount of Notes held by each holder in an amount equal to the applicable Repurchase Price (as defined in the 2008 Note Purchase Agreement).

The 2008 Note Purchase Agreement includes operational and financial covenants, with which the Company is required to comply, including, among others, maintenance of certain financial ratios and restrictions on additional indebtedness, liens and dispositions.  The 2008 Note Purchase Agreement, the Security Agreement and the Pledge Agreement include or reference customary events of default including, among others, inaccuracy of representations and warranties and non-payment, covenant, bankruptcy and other insolvency defaults.  The Notes further provide that any overdue principal, interest or Make-Whole Amount will bear interest at the applicable Default Rate (as defined in the 2008 Note Purchase Agreement) until paid.

In connection with the 2008 Note Purchase Agreement, the Subsidiary Guarantors entered into a Subsidiary Guaranty Agreement, dated as of January 30, 2008 (the “Subsidiary Note Guaranty”), pursuant to which such Subsidiary Guarantors have agreed to guarantee the obligations of the Company under the Notes and the 2008 Note Purchase Agreement.

The foregoing summary of the Third Amendment, the 2008 Note Purchase Agreement, Subsidiary Note Guaranty, Security Agreement, and Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of these agreement, which are attached hereto as Exhibit 10.19, Exhibit 10.20, Exhibit 10.21, 10.22 and 10.23, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits:

Exhibit	Description
10.19	Third Amendment to Credit Agreement, dated as of January 29, 2008.

10.20	Note Purchase Agreement, dated as of January 30, 2008, between the Company and the Purchasers named in Schedule A thereto.

10.21	Subsidiary Guaranty Agreement, dated as of January 30, 2008, in connection with the Company’s 7.17% Senior Notes due January 30, 2013.

10.22	Domestic Security Agreement, dated as of January 30, 2008, between the Company, the Subsidiary Guarantors and the Collateral Agent.

10.23	Domestic Pledge Agreement, dated as of January 30, 2008, between the Pledgors and the Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: February 04, 2008	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.19	Third Amendment to Credit Agreement, dated as of January 29, 2008.
10.20	Note Purchase Agreement, dated as of January 30, 2008, between the Company and the Purchasers named in Schedule A thereto.
10.21	Subsidiary Guaranty, dated as of January 30, 2008, in connection with the Company’s 7.17% Senior Notes due January 30, 2013.
10.22	Security Agreement, dated January 30, 2008, between the Company, the Subsidiary Guarantors and the Collateral Agent.
10.23	Domestic Pledge Agreement, dated January 30, 2008, between the Pledgors and the Collateral Agent.